                            BROWN-FORMAN CORPORATION
                         NOTICE OF GUARANTEED DELIVERY
                       OF SHARES OF CLASS B COMMON STOCK

      OFFER TO PURCHASE FOR CASH 6,800,000 SHARES OF CLASS B COMMON STOCK
   AT A PURCHASE PRICE NOT GREATER THAN $73.00 NOR LESS THAN $63.00 PER SHARE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     As set forth in Section 3 of the Offer to Purchase, dated February 4, 2003, this Notice of Guaranteed Delivery, or a facsimile hereof, may be used to accept the Offer if:

         (a) certificates ("Share Certificates") for shares of Class B Common Stock, par value $.15 per share, of Brown-Forman Corporation, a Delaware corporation (the "Class B Shares"), are not immediately available;

         (b) Share Certificates and all other required documents cannot be delivered to National City Bank, as Depositary (the "Depositary"), before the Expiration Date (as defined in Section 1 of the Offer to Purchase); or

         (c) the procedure for book-entry delivery cannot be completed on a timely basis.

     You may deliver this Notice of Guaranteed Delivery to the Depositary by hand, mail, or facsimile transmission. See Section 3(b) of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                               NATIONAL CITY BANK

       By Mail or by Overnight Courier:                           By Hand:

          Corporate Trust Operations                     Corporate Trust Operations
                 Locator 5352                                   Locator 5352
          Third Floor -- North Annex                     Third Floor -- North Annex
            4100 West 150th Street                         4100 West 150th Street
            Cleveland, Ohio 44135                          Cleveland, Ohio 44135

          By Facsimile Transmission:                                 or

                (216) 252-9163                          The Depository Trust Company
                                                        Transfer Agent Drop Service
                                                              55 Water Street
                                                           Jeanette Park Entrance
                                                          New York, New York 10041

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THOSE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO BROWN-FORMAN CORPORATION, GOLDMAN, SACHS & CO., THE DEALER MANAGER FOR THE OFFER, OR GEORGESON SHAREHOLDER COMMUNICATIONS INC., THE INFORMATION AGENT FOR THE OFFER, WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Brown-Forman Corporation, at the price per Share indicated below, net to the undersigned in cash, upon the terms and conditions set forth in the Offer to Purchase dated February 4, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Class B Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 3(e) of the Offer to Purchase.

                              CHECK ONLY ONE BOX.
                        IF MORE THAN ONE BOX IS CHECKED,
                      OR IF NO BOX IS CHECKED, THERE IS NO
                            PROPER TENDER OF SHARES.

                      SHARES TENDERED AT PRICE DETERMINED
                                BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having Brown-Forman
    Corporation purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Class B Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action will result in receiving a price per Share of as low as $63.00 or as high as $73.00.

                  -------------------- or --------------------

                            SHARES TENDERED AT PRICE
                           DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked.

Price (in dollars) per Share at which Class B Shares are being tendered:

[ ] 63.00              [ ] 64.50   [ ] 66.00   [ ] 67.50   [ ] 69.00   [ ] 70.50   [ ] 72.00
[ ] 63.50              [ ] 65.00   [ ] 66.50   [ ] 68.00   [ ] 69.50   [ ] 71.00   [ ] 72.50
[ ] 64.00              [ ] 65.50   [ ] 67.00   [ ] 68.50   [ ] 70.00   [ ] 71.50   [ ] 73.00

                                    ODD LOTS
                              (SEE INSTRUCTION 8)

To be completed ONLY if Class B Shares are being tendered by or on behalf of a person owning beneficially an aggregate of fewer than 100 Class B Shares.

The undersigned either (check one box):

[ ] is the beneficial owner of an aggregate of fewer than 100 Class B Shares, all of which are being tendered, or

[ ] is a broker, dealer, commercial bank, trust company, or other nominee which

    (a) is tendering, for the beneficial owners thereof Class B Shares with respect to which it is the record owner, and

   (b) believes, based upon representations made to it by such beneficial owners, that each such person is the beneficial owner of an aggregate of fewer than 100 Class B Shares and is tendering all of such Class B Shares.

 Number of Shares:
 --------------------------------
 Certificate Nos. (If Available):

 -----------------------------------------------------

 -----------------------------------------------------

 Check one box if Shares will be delivered by book-entry transfer to:

 [ ] The Depository Trust Company

 [ ] Midwest Securities Trust Company

 [ ] Philadelphia Depository Trust Company

 Account No.
 --------------------------------------

 -----------------------------------------------------

 -----------------------------------------------------
                           SIGNATURE(S) OF HOLDER(S)

 Dated: -----------------------------------------------------------------, 2003

 Name(s) of Holders:
 -----------------------------

 -----------------------------------------------------

 -----------------------------------------------------
                              PLEASE TYPE OR PRINT

 -----------------------------------------------------
                                    ADDRESS

 -----------------------------------------------------
                            CITY, STATE AND ZIP CODE

 -----------------------------------------------------
                          AREA CODE AND TELEPHONE NO.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondence in the United States, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust company, or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or a copy thereof) properly completed and duly executed, and any other required documents, all within five New York Stock Exchange trading days of the date hereof.

-------------------------------------------------------     -------------------------------------------------------
NAME OF FIRM                                                AUTHORIZED SIGNATURE

-------------------------------------------------------     -------------------------------------------------------
ADDRESS                                                     TITLE
                                                            NAME: -------------------------------------------------
-------------------------------------------------------
ZIP CODE                                                    PLEASE TYPE OR PRINT
                                                            DATED:
-------------------------------------------------------     ------------------------------------------- , 2003
AREA CODE AND TELEPHONE NO.

      DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
                SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.